                                                                 EXHIBIT 10.28

                             DATED SEPTEMBER 2,1994

                     SERVICE CORPORATION INTERNATIONAL PLC

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

         ------------------------------------------------------------

                                 STERLING NOTE

                          Pound Sterling l85,000,000


         ------------------------------------------------------------







                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                             60 Victoria Embankment
                                London EC4Y 0JP

                                STERLING NOTE

           Pound Sterling 185,000,000            September 2, 1994

FOR VALUE RECEIVED, Service Corporation International PLC, a company incorporated under the law of the United Kingdom (the "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank") on August 30, 1995 (the "Maturity Date") at its office at 60 Victoria Embankment, London EC4Y 0JP, United Kingdom, for its own account (or for the account of such other office of the Bank as the Bank may designate by notice to the Borrower, or the last office so designated by the Bank being hereinafter referred to as the "Lending Office"), in lawful money of the currency of each Loan (as hereinafter defined) made hereunder in same day funds (or in such funds as may from time to time become customary for the settlement of international transactions in the relevant currency), the principal amount of the lesser of (i) L.185,000,000 (the "Commitment") or (ii) the then outstanding principal amount of each loan (the "Loan" or "Loans") made by the Bank from time to time to the Borrower hereunder. The Borrower shall pay interest (computed on the basis of a 360-day year, or a 365-day year basis for Sterling, and paid for actual days elapsed) on the unpaid principal amount of each Loan until maturity on the dates and at a rate per annum for each Interest Period (as hereinafter defined) applicable thereto as hereinafter set forth. In this Agreement, "Sterling" and "L." mean the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

         The Borrower may, by giving notice in accordance with the provisions hereof borrow Loans hereunder from the date hereof to but excluding the April 30, 1995 (the "Commitment Termination Date") in an aggregate principal Sterling Amount (as hereinafter defined) not to exceed at any one time outstanding the Commitment, as such amount may be reduced pursuant to the terms hereof, on the terms and conditions set forth below. Amounts borrowed hereunder and repaid or prepaid may not be reborrowed. Subject to the terms and conditions hereof, Loans hereunder may be in Pounds Sterling or an alternative currency (the "Alternative Currency") as selected by the Borrower in the applicable Notice of Borrowing. The Borrower shall give the Bank prior written notice (a "Notice of Borrowing") not later than 10:00 a.m. (London time) on the third business day (as hereinafter defined) before each Loan, specifying the date thereof (which shall be a business day), the principal Sterling Amount thereof (which shall be at least L.3,000,000), whether the Loan is to be denominated in Sterling or the Alternative Currency and the duration of the initial Interest Period (as hereinafter defined) therefor. In this Note, the term "business day" means any day (other than a Saturday or a Sunday) on which commercial banks are open for international business (including dealings in Sterling deposits) in London and on which commercial banks are open for domestic and foreign exchange business in London and New York City.

         The Loans shall initially have an Interest Period of the duration specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to continue any Loan (subject in each case to the provisions hereof) by electing to continue such Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

         Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Bank at least three business days before the continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of a Loan; PROVIDED that the Sterling Amount of the portion to which such Notice applies is L.3,000,000 or any larger multiple of L.1,000,000.

         Each Notice of Interest Rate Election shall specify:

         (i) the Loan (or portion thereof) to which such notice applies;

         (ii) the date on which the continuation selected in such notice is to be effective, which shall comply with the provisions hereof, and

         (iii) the duration of the new Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period specified below. If the Borrower fails to deliver timely Notice of Interest Rate Election for any Loan, such Loan shall be continued, subject to the provisions hereof, with an Interest Period of one month's duration.

         The Bank shall provide to the Borrower at its address specified on the signature pages hereof information as to the Bank's proper address for all Notices to be given to the Bank hereunder.

         Any Loan which is to be made in the Alternative Currency shall be advanced in the Equivalent Amount (as hereinafter defined) of the Sterling Amount (as hereinafter defined) thereof and shall be repaid or prepaid in such Alternative Currency in the amount borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency.

         If there shall occur on or prior to the date of any Loan to be made in the Alternative Currency any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Bank make it impracticable for such Loan to be denominated in the Alternative Currency specified by the Borrower, then the Bank shall forthwith give notice thereof to the Borrower, and such Loan shall not be denominated in the Alternative Currency but shall be made on the date of such borrowing in

Sterling, unless the Borrower notifies the Bank at least two business days before such date that it elects not to borrow on such date.

         "Sterling Amount" means in relation to any Loan made in Sterling, such Sterling amount and in relation to any Loan denominated in an Alternative Currency, the amount designated by the Borrower as the Sterling amount of such Loan in the related Notice of Borrowing. Each Loan denominated in an Alternative Currency shall be deemed a utilisation of the Commitment in an amount equal to the Sterling Amount thereof.

         "Equivalent Amount" means on any date, the amount of Alternative Currency converted from Sterling at the Bank's spot buying rate (based on the London interbank market rate then prevailing) for Sterling against the Alternative Currency as of approximately 9:00 a.m. (London time) three business days before such date.

         Each Loan shall bear interest for each Interest Period at a rate per annum (the "Loan Rate") equal to the Adjusted London Interbank Offered Rate for such Interest Period (as hereinafter defined) PLUS 1/5 of 1% (the "Loan Margin"), payable on the last day of the Interest Period applicable thereto and, if such Interest Period is longer than three months, at intervals of up to three months after the first day thereof, as agreed by the Bank. The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to (rounded upwards, if necessary, to the next higher 1/100 of 1%) the applicable London Interbank Offered Rate plus "Additional Costs" (as defined in Schedule I hereto). The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in Sterling or, in the case of any Loan denominated in the Alternative Currency, the Alternative Currency are offered to the Bank in the London interbank market at approximately 11:00 a.m. (London time) two business days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loan to which such Interest Period applies and for the period of time comparable to such Interest Period. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the calculation of Additional Costs. As used herein, the term "Interest Period" means with respect to any Loan (x) in the case of the initial Interest Period therefor, the period beginning on the date of the Loan and ending on the numerically corresponding day in the relevant calendar month after such date, as agreed by the Bank, and (y) in the case of any subsequent Interest Period, the period beginning on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the relevant calendar month after such date, as agreed by the Bank; PROVIDED, that if an Interest Period would otherwise end on a day which is not a business day it shall be extended to the next succeeding business day unless such business day falls in the next calendar month, in which case the Interest Period shall end on the next preceding business day. The Borrower shall pay interest on the unpaid principal amount of each Loan after the maturity thereof and, to the extent permitted by law, on accrued and unpaid interest until paid at a rate per annum equal to the sum of 2% plus the Loan Margin plus the rate per annum at which one-day (or such other period of time shorter than six months as the Bank may elect) deposits in Sterling or, in the case of any Loan denominated in the Alternative Currency, the Alternative Currency of similar amount are offered to the Bank's Lending Office in the London interbank market for the period so elected. Notice by the Bank to the Borrower of the rate of interest so determined shall be binding and conclusive upon the Borrower in the absence of manifest error.

        For so long as any Commitment is in effect, the Borrower shall pay to the Bank a commitment fee at the rate of 1/10 of 1% on the unused amount of the Commitment (computed on the basis of a 365-day year, and paid for actual days elapsed). Such fee shall accrue from September 30, 1994 and shall be paid quarterly in arrears. The Borrower shall have the right to terminate the Commitment in whole or in part from time to time on not less than three business days' prior written notice to the Bank by an amount of at least L.3,000,000 or the total remaining undrawn portion of the Commitment. The Commitment shall be terminated by an amount equal to the Sterling Amount of any Loan. Any undrawn Commitment still in effect on the Commitment Termination Date shall terminate on the Commitment Termination Date.

        If after the date of this Note the adoption of, or any change in, any applicable rule, executive order, decree, regulation or interpretation of any thereof is amended, modified, enacted or promulgated by any government or governmental authority which (i) changes the basis of taxation of payments to the Bank or the Lending Office of the Bank in respect of the principal of and interest on any Loan (except for changes in the rate of taxation on the overall net income of the Bank by the United States of America or the Lending Office of the Bank by the jurisdiction in which such Lending Office is located), or (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against any of the assets of, deposits with or for the account of, or credit extended by the Bank's Lending Office, or (iii) imposes on the Bank (or its Lending Office) or the London interbank market any other conditions affecting any Loan, the Loans or this Note, and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of agreeing to make or making, funding or maintaining the Commitment or any Loan evidenced by this Note or would have the effect of reducing the rate of return on the capital of the Bank or any entity controlling the Bank as a consequence of agreeing to make or making, funding or maintaining the Commitment or any Loan, or to reduce the amount of any sum receivable by the Bank (or its Lending Office) on this Note or on any Loan made hereunder, then the Borrower shall pay to the Bank upon demand such amount as will compensate the Bank for such additional cost or reduction in rate of return. A certificate of the Bank setting forth the basis for the determination of any amount necessary to compensate the Bank as aforesaid shall be conclusive as to the determination of such amount, in the absence of manifest error.

        If, after the date of this Note, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund the Loans the Bank Forthwith shall so notify the Borrower. Upon receipt of such notice, the Borrower shall prepay in full the then outstanding principal amount of each Loan, together with accrued interest thereon, on either (A) the last day of the Interest Period applicable thereto if the Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if the Bank may not lawfully continue to fund and maintain such Loan to such day.

        If the Borrower makes any payment of principal of any Loan on any day other than the last day of the Interest Period applicable thereto or if the Borrower fails for any reason to borrow or continue a Loan after having given a Notice of Borrower or Notice of Interest Rate Election, as the case may be, hereunder, the Borrower shall reimburse the Bank on demand for any loss or expense incurred by it as a result of the timing of such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss, which certificate shall be conclusive in the absence of manifest error.

         The Borrower hereby represents and warrants to the Bank that (a) the Borrower is a company duly incorporated and existing in the United Kingdom and is duly authorized to enter into and deliver this Note, and to borrow hereunder, all of which will constitute valid and enforceable obligations of the Borrower, (b) none of the borrowings hereunder, the execution and delivery of this Note or the performance by the Borrower of its obligations hereunder will violate any provision of law or any agreement, indenture, note or other instrument binding upon the Borrower or its Memorandum or Articles of Association or give cause for acceleration of any indebtedness of the Borrower,
(c) no authority from or approval by any governmental body, commission or agency is required in connection with the execution and delivery of this Note or borrowings hereunder, (d) there are no actions, suits or proceedings pending against or, to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its subsidiaries, in any court or before or by any governmental department, agency or instrumentality, an adverse decision in which could materially and adversely affect the financial condition, business, operations or prospects of the Borrower or the ability of the Borrower to perform its obligations under this Note or under any Loan made hereunder, and
(e) the Borrower and each subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established.

        The obligation of the Bank to make its initial Loan is subject to the conditions precedent that the Bank shall have received on or before the day of such Loan the following documents, each dated such day, in form and substance satisfactory to the Bank: (a) this Note duly executed by the

Borrower and the Guaranty (as hereinafter defined) executed by the Guarantor,
(b) certified copies of the resolutions of the Board of Directors of the Borrower approving this Note, and all documents evidencing other necessary corporate or other action or necessary governmental or other approvals with respect to this Note, (c) a certificate of the Company Secretary of the Borrower certifying names and true signatures of the officers of the Borrower duly authorised to sign this Note and the other documents to be delivered hereunder and (d) an opinion of counsel to the Borrower in form reasonably satisfactory to the Bank. The obligation of the Bank to make each Loan hereunder (including the initial Loan) is subject to the conditions precedent that (x) immediately after the making of such Loan, no Event of Default or any event or condition which with the giving of notice or lapse of time, or both, would become an Event of Default (a "Default") shall have occurred and be continuing, and (v) the representations and warranties contained in this Note are true on and as of the date of such Loan with the same force and effect as if made on and as of such date.

        If one or more of the following events ("Events of Default") shall have occurred and be continuing:

        (a) the Borrower shall fail to pay when due any principal of or interest on the Loan or any other amount payable hereunder;

        (b) Service Corporation International (the "Guarantor") shall fail to observe or perform any covenant incorporated by reference into the Guaranty dated as of the date hereof (the "Guaranty") executed by the Guarantor in favour of the Bank and guaranteeing in full the obligations of the Borrower hereunder or the Guaranty shall fail to be in full force and effect for any reason or the Guarantor shall repudiate any of its obligations thereunder;

        (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Note (other than those covered by clause (a) above) for 30 days after notice thereof has been given to the Borrower by the Bank;

        (d) any representation, warranty, certification or statement made by the Borrower in this Note or by the Guarantor in the Guaranty or in any certificate, financial statement or other document delivered pursuant to or in connection with this Note, any Loan made hereunder or the Guaranty shall prove to have been incorrect in any material respect when made (or deemed made);

        (e) the Borrower, the Guarantor or any Material Subsidiary (as hereinafter defined) of the Borrower or the Guarantor shall fail to make any payment in respect of any Material Debt (as hereinafter defined) when due or within any applicable grace period;

        (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;

        (g) any event or condition shall occur which enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any person acting on such holder's behalf to accelerate the maturity thereof unless such event or condition is cured or waived within one business day of its discovery;

        (h) the Borrower, the Guarantor or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

        (i) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the Guarantor or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

        (j) any action is taken for or with a view to the winding up of, or the making of an administration order in relation to, the Borrower or the Borrower becomes insolvent or is unable to pay its debts or enters into a voluntary arrangement or other dealing with any of its creditors with a view to avoiding, or in expectation of, insolvency or stops or threatens to stop payments generally or an encumbrancer takes possession or an administrative receiver, receiver or manager is appointed of the whole or any material part of the assets of the Borrower;

then, and in every such event, the Bank may, by notice to the Borrower, declare this Note (together with accrued interest thereon) to be, and this Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, whereupon any commitment of the Bank to make or extend any Loan hereunder shall cease; PROVIDED that in the case of any of the Events of Default specified in clause (h), (i) or (j) above with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, this Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         "Material Debt" means debt (other than this Note) of the Borrower, Guarantor and/or one or more of their Material Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding L.15,000,000.

         "Material Subsidiary" means each subsidiary of the Borrower and the Guarantor that would be a "significant subsidiary" of the Borrower or the Guarantor as such term is defined in Regulation S-X promulgated pursuant to the United States Securities Exchange Act of 1934 as amended to the date hereof, provided however, for purposes of determining whether any subsidiary is a "Material Subsidiary", the reference to "10 per cent." in clauses (1), (2) and
(3) of the definition of "significant subsidiary" contained in said Regulation S-X shall be a reference to 5 per cent.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Bank of its rights hereunder in any particular instance shall not constitute a waiver of any right in any subsequent instance.

        The Bank may make assignments of its rights and obligations hereunder to an affiliate of the Bank and may grant participations in its rights and obligations hereunder to any other bank or institution in each case without the Borrower's consent. The Bank may with the consent of the Borrower grant assignments of its rights and obligations hereunder to any non-affiliated bank or institution.

        If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the specified currency with such other currency at the Bank's London office on the business day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to the Bank hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the business day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Bank in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Bank in the specified currency, the Bank agrees to remit such excess to the Borrower.

         If this Note is not paid in full when due the Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

         This Note shall be governed by and construed in accordance with English law. The Borrower hereby submits to the non-exclusive jurisdiction of the English Courts for purposes of all legal proceedings arising out of or relating to this Note or any agreement received by the Bank in connection herewith. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SERVICE CORPORATION INTERNATIONAL PLC



By: /s/  G. R. CHAMPAGNE
   -----------------------------
Title: Director

Address:

___________________

___________________


___________________

                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK


                                    By:
                                       ------------------------------
                                             Vice President

                                  SCHEDULE I

                               ADDITIONAL COSTS

"Additional Costs" means, in relation to any period by reference to which interest is determined in respect of a Loan denominated in Sterling, or an overdue sum owed and denominated in Sterling, the cost of compliance with any present or future law or directive made by or on behalf of Her Majesty's Government and/or the Bank of England or any other relevant agency of the United Kingdom in respect of deposit, reserve or liquidity requirements, expressed as a percentage rate per annum and determined by the Bank as follows:

1. The rates to be supplied by the Bank for the purpose of determining the Additional Costs relating to each period in respect of which interest is payable hereunder shall equal:


                        R(C-D)+S(C-T)+A(C) % per annum
                        ------------------------------
                                100 - (S + A)

where, on the day upon which the calculation of such rate falls to be made:

 R%   =   the level of liquidity on the Determination Day (as defined below)
          expressed as a percentage of Eligible Liabilities. The level of liquidity is that which the Bank of England has required the Bank to maintain as mandatory liquid assets;

 C%   =   the rate at which fixed deposits in Sterling for the Relevant Period
          (as defined below) were offered to the Bank in the Interbank Market at or about 11 a.m. on the Determination Day;

 D%   =   the lower of C% and the best rate offered to the Bank in the London
          Discount Market for callable deposits in Sterling for the Relevant Period at or about 11 a.m. on the Determination Day;

 S%   =   the level of Special Deposits which the Bank is required to maintain with the Bank of England on the Determination Day, expressed as a percentage of Eligible Liabilities;

 T%   =   the lower of C% and the weighted average of interest rates paid by the
          Bank of England for Special Deposits on the Determination Day; and

 A%   =   the level of interest free cash balances which the Bank is required to maintain with the Bank of England on the Determination Day, expressed as a percentage of Eligible Liabilities.

PROVIDED THAT if the foregoing shall provide a negative additional percentage the additional percentage shall be taken as zero.

       For the purposes of the foregoing:

       "RELEVANT PERIOD" means, in respect of any period of three months or less by reference to which interest is payable hereunder, such period and, in respect of any period of more than three months by reference to which interest is payable hereunder, each successive period of three months contained therein and any necessary shorter period comprised in any such period.

       "DETERMINATION DAY" means in relation to any Relevant Period the first day of such Relevant Period.

       "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" shall bear the meanings ascribed to them from time to time by the Bank of England.

2. In relation to each Relevant Period the Bank shall determine, in accordance with the formula set out in paragraph 1 above, the rate applicable thereto on the Determination Day, each such determination to be notified by the Bank to the Borrower (in relation to such Relevant Period, herein referred to as "THE ADDITIONAL COSTS").

3. The determination by the Bank of the Additional Costs in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

4. If the Bank determines that a change in circumstances (including the imposition of alternative or additional official requirements) has rendered or will render the formula set out in paragraph 1 above inappropriate, then the Bank shall amend, supplement, modify or replace such formula and shall notify the Borrower of the manner in which the Additional Costs shall thereafter be determined. The manner of calculation so notified by the Bank shall, in the absence of manifest error, be conclusive and binding for the purposes of this Note.

                                   GUARANTY

        GUARANTY dated as of the ______ day of September, 1994 between Service Corporation International, a Texas corporation (the "Guarantor"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation
(the "Bank").


                                   RECITALS

        Service Corporation International PLC, a United Kingdom corporation (the "Company"), has executed in favor of the Bank a Sterling Note dated as of the date hereof (the "Note"). The Note provides that it is a condition precedent to the obligations of the Bank to make loans thereunder that the Company provide the Bank with a guaranty duly executed by the Guarantor containing the terms and conditions set forth herein. Capitalized terms used herein not otherwise defined have the meetings assigned to them in the Note. Pursuant to the Note and as an inducement to the Bank to make the loans thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Guarantor agree as follows:

        1. Guaranty of Payment. The Guarantor, as primary obligor and not as surety only, hereby unconditionally guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of any and all amounts arising out of or in connection with the Note, including without limitation the obligation of the Company to pay all fees, principal and interest payments due thereunder and all expenses of collection, counsel fees and other expenses incurred by the Bank in connection with the enforcement of its rights under the Note (collectively, the "Guaranteed Obligations"). Upon any failure by the Company to pay any of the Guaranteed Obligations, the Guarantor agrees that it will within two business days of receiving written notice from the Bank of such failure forthwith pay, at the place and in the manner specified in the Note, such amounts which the Company has failed to pay. This Guaranty is a guaranty of payment and not merely a guaranty of collection.

        2. Guaranty Unconditional and Absolute. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any other guarantor of any of the Guaranteed Obligations;

                (ii) any release, exchange, non-perfection or invalidity of any direct or indirect security for any of the Guaranteed Obligations;

                (iii) any modification or amendment of or supplement to the Note;

                (iv) any change in the corporate existence (including its constitution, laws, rules, regulations or powers), structure or ownership of the Company or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets, the Guarantor or any other guarantor of any of the Guaranteed Obligations;

                (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Bank or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (vi) any invalidity or unenforceability relating to or against the Company or any other guarantor for any reason of the Note or any other guaranty agreement, or any provision of applicable law or regulation purporting to prohibit payment by the Company of amounts to be paid by it under the Note or any of the Guaranteed Obligations or under any such guaranty agreement; or

                (vii) any other act or omission to act or delay of any kind by the Company, any other guarantor, the Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder; provided that this clause shall not be deemed to waive any such discharge of the Guarantor's obligations hereunder resulting solely from the gross negligence or willful misconduct of the Bank as finally determined by a court of competent jurisdiction.

        3. Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances. The Guarantor's obligations hereunder constitute a guarantee of payment and not of collection merely and shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full in accordance with the terms hereof and of the Note. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

        4. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, diligence, presentment, demand, protest, notice of dishonor and any notice not provided for herein, as well as any requirement that at any time any person exhaust any right or take any action against the Company or its assets or any other guarantor or person.

        5. Subrogation. Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of the Bank against the Company with respect to such payment; provided, that the Guarantor shall not enforce any right or receive any payment by way of subrogation until all Guaranteed Obligations have been fully paid and satisfied.

        6. Stay of Acceleration Ineffective with respect to Guarantor. In the event that acceleration of the time for payment of any amount payable by the Company under the Note is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration or required to be paid upon an early termination pursuant to the terms of the Note shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Bank.

        7. Representations. The Guarantor hereby represents and warrants to the Bank that (a) the Guarantor is a duly organized and existing Texas corporation and is duly authorized to enter into and perform this Guaranty which constitutes a valid and enforceable obligation of the Guarantor, (b) neither the making of this Guaranty nor the performance by the Guarantor of its obligations hereunder will violate (i) the charter or bylaws of the Guarantor or its subsidiaries or (ii) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (iii) any agreement, indenture, note or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it is bound or to which it is subject, which default, in the case of subclause (ii) or (iii) of this clause (b) could, individually or together with all other such defaults described in this clause (b), reasonably be expected to result in a material adverse change in the business or condition of the Guarantor and its subsidiaries taken as a whole or upon the ability of the Guarantor to perform its obligations under this Guaranty, (c) no authority from or approval by any governmental body, commission or agency is required in connection with the making or validity of this Guaranty, (d) there are no actions, suits or proceedings pending against or, to the knowledge of the Guarantor, threatened against or affecting, the Guarantor or any of its subsidiaries, in any court or before or by any governmental departments, agency or instrumentality, an adverse decision in which could materially and adversely affect the financial condition, business, operations or prospects of the Guarantor or the ability of the Guarantor to perform its obligations under this Guaranty, and (e) the balance sheet of the Guarantor as of December 31, 1993, heretofore furnished to the Bank, is complete and correct and fairly presents the financial condition of the Guarantor as at such date and since such date there has been no material adverse change in the financial condition, business, operations or prospects of the Guarantor and its subsidiaries, taken as a whole, from that reflected in said balance sheet. The Guarantor shall be deemed to have repeated the foregoing representations and warranties on the date of the making of each Loan under the Note to the Company.

        8. Covenants. The Guarantor agrees that, so long as any amount payable under the Note or this Guaranty remains unpaid, it will perform, comply with and be bound by, for the benefit of the Bank, its agreements, covenants and obligations contained in Section 5.02 of the Amended and Restated Competitive Advance and Revolving Credit Facility Agreement (Facility A), dated as of November 10, 1993, as amended by the First Amendment thereto dated July 26, 1994 (the "Credit Agreement"), among the Guarantor, the Banks named therein, Texas Commerce Bank National Association, as Administrative Agent and Chemical Bank, as Auction Administration Agent and Bank of America National Trust and Savings Association, as Co-Agent. The above-specified provisions of the Credit Agreement together with related definitions and ancillary provisions are hereby incorporated herein by reference, and will be deemed to continue in effect for the benefit of the Bank under this Guaranty, whether or not the Credit
Agreement remains in effect or any provisions thereof are waived or amended or the obligations of the Guarantor thereunder are paid or discharged. Each reference in the provisions of the credit Agreement incorporated herein by reference to (i) "Majority Banks", "each Bank" and "Bank" shall refer to the Bank, (ii) "Default" and "Event of Default" shall refer to an event which with notice or lapse of time or both would constitute an Event of Default under the Note and an Event of Default under the Note, respectively, (iii) the "Note" shall refer to this Guaranty, (iv) the "Loans" shall refer to the Loans under the Note and (v) "this Agreement", "hereto" and "hereof" shall refer to this Guaranty.

        9. Assignment; Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the Guarantor and its successors and assigns and the Bank and its successors and assigns. The Guarantor may not assign its rights and obligations hereunder without the prior written consent of the Bank, and any such purported assignment without the written consent of the Bank will be void.

        10. Amendments and Waivers. No provision of this Guaranty may be amended, supplemented or modified, nor any of the terms and conditions hereof or thereof waived, except by a written instrument executed by the Guarantor and the Bank.

        11. Expenses, Taxes and Indemnification. Without limiting the generality of the Guarantor's obligations hereunder, the Guarantor agrees to pay to the Bank upon its request all reasonable costs and expenses, including fees and disbursements of counsel and taxes, incurred by the Bank in enforcing its rights under this Guaranty and in connection with the occurrence of any Event of Default under the Note and collection or other enforcement proceedings against any person or assets resulting therefrom, all of which shall be "Guaranteed Obligations" the payment of which is guaranteed hereunder. The Guarantor agrees that all amounts payable under this Guaranty shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any governmental or taxing authority to which the Guarantor is subject.

        In addition to its other obligations hereunder, the Guarantor agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, loss, damage, costs and expenses of any kind (including, without limitation, the actual fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank shall be designated a party thereto) which may be incurred by the Bank relating to or arising out of this Guaranty or the Note or the use of the proceeds of any Loan extended to the Company under the Note; provided that the Bank shall not have the right to be indemnified hereunder for the Bank's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

        12. Judgment Currency. The Guarantor's obligation in respect of any sum due by it to the Bank hereunder shall, notwithstanding any judgment in a currency other than the underlying currency of the Guaranteed Obligations (the "Specified Currency"), be discharged only to the extent that on the business day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the Specified Currency so purchased is less than the sum originally due to the Bank in the Specified

Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such lose.


        13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the date first above written.

                                  SERVICE CORPORATION INTERNATIONAL



                                  By:  /s/  JAMES M. SHELGER
                                     -------------------------------
                                            James M. Shelger
                                     Title: Senior Vice President


                                  MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                                  By:
                                     -------------------------------
                                     Title: